Exhibit 32

Certification
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of TrustCo Bank Corp NY (the “Company”) on Form 10-Q for the period ending June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert J. McCormick
Robert J. McCormick
President and
Chief Executive Officer

/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and Chief Financial Officer

Date:  August 8, 2011